Exhibit 99.1

Cardlytics Announces Fourth Quarter and Fiscal Year 2021 Financial Results
Atlanta, GA – March 1, 2022 – Cardlytics, Inc., (NASDAQ: CDLX), an advertising platform in banks' digital channels, today announced financial results for the fourth quarter and fiscal year ended December 31, 2021. Supplemental information is available on the Investor Relations section of the Cardlytics' website at http://ir.cardlytics.com/.
“We are really pleased with our Q4 results, which exceeded the high end of our guidance for billings, revenue and adjusted contribution. The strong performance comes as we continue to make progress across our strategic priorities,” said Lynne Laube, CEO & Co Founder of Cardlytics. “Our Q4 results reflect year-over-year growth across all of our advertiser verticals, and growth over 2019 in every vertical except travel. Each sales vertical contributed to Cardlytics achieving its highest billings quarter ever in Q4.”
“For the year, our expectation is that a consistent, broad recovery across all verticals would enable us to exceed our expected long-term growth rate target of 30%,” said Andy Christiansen, CFO of Cardlytics. “We are confident that we have a strong business model and we believe that the steps we are taking to expand our range of offerings and addressable markets will prove to be highly beneficial to us, our bank partners and their customers.”
Fourth Quarter 2021 Financial Results
•Total revenue was $90.0 million, an increase of 34.2%, compared to $67.1 million in the fourth quarter of 2020.
•Net loss attributable to common stockholders was $(11.8) million, or $(0.35) per diluted share, based on 33.4 million weighted-average common shares outstanding, compared to a net loss attributable to common stockholders of $(6.8) million, or $(0.24) per diluted share, based on 27.7 million weighted-average common shares outstanding in the fourth quarter of 2020.
•Non-GAAP net loss was $(5.0) million, or $(0.15) per diluted share, based on 33.4 million weighted-average common shares outstanding, compared to a non-GAAP net loss of $(1.5) million, or $(0.05) per diluted share, based on 27.7 million weighted-average common shares outstanding in the fourth quarter of 2020.
•Billings, a non-GAAP metric, was $134.0 million, an increase of 42.6%, compared to $94.0 million in the fourth quarter of 2020.
•Adjusted contribution, a non-GAAP metric, was $44.0 million, an increase of 48.5%, compared to $29.7 million in the fourth quarter of 2020.
•Adjusted EBITDA, a non-GAAP metric, was $2.6 million, a decrease of $1.9 million, compared to $4.5 million in the fourth quarter of 2020.
Fiscal Year 2021 Financial Results
•Total revenue was $267.1 million, an increase of 42.9%, compared to $186.9 million in 2020.
•Net loss attributable to common stockholders was $(128.6) million, or $(3.99) per diluted share, based on 32.2 million weighted-average common shares outstanding, compared to a net loss attributable to common stockholders of $(55.4) million, or $(2.04) per diluted share, based on 27.2 million weighted-average common shares outstanding in 2020.
•Non-GAAP net loss was $(38.7) million, or $(1.20) per diluted share, based on 32.2 million weighted-average common shares outstanding, compared to a loss of $(23.3) million, or $(0.85) per diluted share, based on 27.2 million weighted-average common shares outstanding in 2020.
•Billings, a non-GAAP metric, was $394.1 million, an increase of 49.6%, compared to $263.4 million in 2020.
•Adjusted contribution, a non-GAAP metric, was $129.6 million, an increase of 57.7%, compared to $82.2 million in 2020.
•Adjusted EBITDA, a non-GAAP metric, was a loss of $(12.2) million, a decrease of $(4.4) million, compared to a loss of $(7.8) million in 2020.

Key Metrics
•Cardlytics MAUs in the quarter were 175.4 million, an increase of 7.2%, compared to 163.6 million in the fourth quarter of 2020. For full year 2021, Cardlytics MAUs were 170.9 million, an increase of 9.7%, compared to 155.8 million in 2020.
•Cardlytics ARPU in the quarter was $0.49, an increase of 19.5%, compared to $0.41 in the fourth quarter of 2020. For full year 2021, Cardlytics ARPU was $1.51, an increase of 25.9%, compared to $1.20 in 2020.
•Bridg ARR was $15.3 million in the fourth quarter of 2021, compared to $12.7 million in the third quarter of 2021.
Definitions of MAUs, ARPU and ARR are included below under the caption “Non-GAAP Measures and Other Performance Metrics.”
Earnings Teleconference Information
Cardlytics will discuss its fourth quarter and fiscal year 2021 financial results during a teleconference today, March 1, 2022, at 5:00 PM ET / 2:00 PM PT. The conference call can be accessed at (866) 385-4179 (domestic) or (210) 874-7775 (international), conference ID# 4148496. A replay of the conference call will be available through 8:00 PM ET / 5:00 PM PT on March 8, 2022 at (855) 859-2056 (domestic) or (404) 537-3406 (international). The replay passcode is 4148496. The call will also be broadcast simultaneously at http://ir.cardlytics.com/. Following the completion of the call, a recorded replay of the webcast will be available on Cardlytics’ website.
About Cardlytics
Cardlytics (NASDAQ: CDLX) is a digital advertising platform. We partner with financial institutions to run their rewards programs that promote customer loyalty and deepen relationships. In turn, we have a secure view into where and when consumers are spending their money. We use these insights to help marketers identify, reach, and influence likely buyers at scale, as well as measure the true sales impact of marketing campaigns. Headquartered in Atlanta, Cardlytics has offices in London, New York, Los Angeles, San Francisco, Austin, Detroit and Visakhapatnam. Learn more at www.cardlytics.com.
Cautionary Language Concerning Forward-Looking Statements:
This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to exceeding our long-term growth rate target of 30% for 2022, a recovery across verticals, the potential benefits of expanding our range of offerings and addressable markets and continuing progress across our strategic priorities. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as "expect," "anticipate," "should," "believe," "hope," "target," "project," "goals," "estimate," "potential," "predict," "may," "will," "might," "could," "intend," or variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control.
Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: risks related to the uncertain impacts that COVID-19 may have on our business, financial condition, results of operations; unfavorable conditions in the global economy and the industries that we serve; our quarterly operating results have fluctuated and may continue to vary from period to period; our ability to sustain our revenue growth and billings; risks related to the integration of Dosh, Bridg and Entertainment with our company; risks related to our substantial dependence on our Cardlytics platform; risks related to our substantial dependence on JPMorgan Chase Bank, National Association (“Chase”), Bank of America, National Association ("Bank of America") and a limited number of other financial institution (“FI”) partners; risks related to our ability to maintain relationships with Chase, Wells Fargo and Bank of America; the amount and timing of budgets by marketers, which are affected by budget cycles, economic conditions and other factors, including the impact of the COVID-19 pandemic; our ability to generate sufficient revenue to offset contractual commitments to FIs; our ability to attract new partners, including FI partners, and maintain relationships with bank processors and digital banking providers; our ability to maintain relationships with marketers; our ability to adapt to changing market conditions, including our ability to adapt to changes in consumer habits, negotiate fee arrangements with new and existing partners and retailers, and develop and launch new services and features; and other risks detailed in the “Risk Factors” section of our Form 10-K filed with the Securities and Exchange Commission on March 1, 2022 and in subsequent periodic reports that we file with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results.
The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release

Non-GAAP Measures and Other Performance Metrics
To supplement the financial measures presented in our press release and related conference call or webcast in accordance with generally accepted accounting principles in the United States (“GAAP”), we also present the following non-GAAP measures of financial performance: billings, adjusted contribution, adjusted EBITDA, adjusted Partner Share and other third party costs, non-GAAP net loss and non-GAAP net loss per share as well as certain other performance metrics, such as monthly active users (“MAUs”), average revenue per user (“ARPU”) and annualized recurring revenue ("ARR").
A “non-GAAP financial measure” refers to a numerical measure of our historical or future financial performance or financial position that is included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in our financial statements. We provide certain non-GAAP measures as additional information relating to our operating results as a complement to results provided in accordance with GAAP. The non-GAAP financial information presented herein should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP and should not be considered a measure of liquidity. There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare our performance to that of other companies.
We have presented billings, adjusted contribution, adjusted EBITDA, adjusted Partner Share and other third party costs, non-GAAP net loss and non-GAAP net loss per share as non-GAAP financial measures in this press release. Billings represents the gross amount billed to customers and marketers for advertising campaigns in order to generate revenue. Cardlytics platform billings is recognized gross of both Consumer Incentives and Partner Share. Cardlytics platform GAAP revenue is recognized net of Consumer Incentives and gross of Partner Share. Bridg platform billings is the same as Bridg platform GAAP revenue. We define adjusted contribution as a measure by which revenue generated from our marketers exceeds the cost to obtain the purchase data and the digital advertising space from our partners. Adjusted contribution demonstrates how incremental marketing spend on our platforms generates incremental amounts to support our sales and marketing, research and development, general and administration and other investments. Adjusted contribution is calculated by taking our total revenue less our Partner Share and other third-party costs exclusive of deferred implementation costs, which is a non-cash cost. Adjusted contribution does not take into account all costs associated with generating revenue from advertising campaigns, including sales and marketing expenses, research and development expenses, general and administrative expenses and other expenses, which we do not take into consideration when making decisions on how to manage our advertising campaigns. We define adjusted EBITDA as our net loss before income tax benefit; interest expense, net; depreciation and amortization expense; stock-based compensation expense; foreign currency loss (gain); deferred implementation costs; restructuring costs, acquisition and integration costs and change in fair value of contingent consideration. Notably, any impacts related to minimum Partner Share commitments in connection with agreements with certain FI partners are not added back to net loss in order to calculate adjusted EBITDA. We define non-GAAP net loss as our net loss before stock-based compensation expense; foreign currency loss (gain); acquisition and integration costs; amortization of acquired intangibles; change in fair value of contingent consideration; and restructuring costs. We define non-GAAP net loss per share as non-GAAP net loss divided by our weighted-average common shares outstanding, diluted.
We believe the use of non-GAAP financial measures, as a supplement to GAAP measures, is useful to investors in that they eliminate items that are either not part of our core operations or do not require a cash outlay, such as stock-based compensation expense. Management uses these non-GAAP financial measures when evaluating operating performance and for internal planning and forecasting purposes. We believe that these non-GAAP financial measures help indicate underlying trends in the business, are important in comparing current results with prior period results, and are useful to investors and financial analysts in assessing operating performance.
We define MAUs as targetable customers or accounts that have logged in and visited online or mobile applications containing offers from, opened an email containing offers from, or redeemed an offer from the Cardlytics platform during a monthly period. We then calculate a monthly average of these MAUs for the periods presented. We define ARPU as the total revenue generated in the applicable period calculated in accordance with GAAP, divided by the average number of MAUs in the applicable period. We define ARR as the annualized GAAP revenue of the final month in the period presented for the Bridg platform. ARR should not be considered in isolation from, or as an alternative to, revenue prepared in accordance with GAAP. We believe that ARR is an indicator of the Bridg platform’s ability to generate future revenue from existing clients.

CARDLYTICS, INC.
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$233,467	$293,239
Restricted cash	95	110
Accounts receivable and contract assets, net	111,085	81,249
Other receivables	6,097	5,306
Prepaid expenses and other assets	7,981	5,687
Total current assets	358,725	385,591
Long-term assets:
Property and equipment, net	11,273	13,865
Right-of-use assets under operating leases, net	10,196	10,764
Intangible assets, net	125,550	447
Goodwill	742,516	—
Capitalized software development costs, net	13,131	6,299
Deferred implementation costs, net	—	3,785
Other long-term assets, net	2,406	1,786
Total assets	$1,263,797	$422,537
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$4,619	$1,363
Accrued liabilities:
Accrued compensation	12,136	7,582
Accrued expenses	19,620	5,515
Partner Share liability	46,595	37,457
Consumer Incentive liability	52,602	24,290
Deferred revenue	3,280	349
Current operating lease liabilities	6,028	4,718
Current contingent consideration	182,470	—
Total current liabilities	327,350	81,274
Long-term liabilities:
Convertible senior notes, net	184,398	174,011
Long-term deferred revenue	173	—
Long-term operating lease liabilities	6,801	9,381
Long-term contingent consideration	49,825	—
Other long-term liabilities	4,550	679
Total liabilities	573,097	265,345
Stockholders’ equity:
Common stock	9	8
Additional paid-in capital	1,212,823	551,429
Accumulated other comprehensive (loss) income	486	(192)
Accumulated deficit	(522,618)	(394,053)
Total stockholders’ equity	690,700	157,192
Total liabilities and stockholders’ equity	$1,263,797	$422,537
CARDLYTICS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenue	$90,049	$67,082	$267,116	$186,892
Costs and expenses:
Partner Share and other third-party costs	47,459	38,388	141,273	109,308
Delivery costs	6,427	3,907	22,503	14,310
Sales and marketing expense	18,998	12,503	65,996	45,307
Research and development expense	11,811	5,087	38,104	17,532
General and administration expense	17,085	11,297	66,222	46,532
Acquisition and integration costs	1,446	—	24,372	—
Change in fair value of contingent consideration	(6,367)	—	1,374	—
Depreciation and amortization expense	9,598	2,017	29,871	7,826
Total costs and expenses	106,457	73,199	389,715	240,815
Operating loss	(16,408)	(6,116)	(122,599)	(53,923)
Other (expense) income:
Interest expense, net	(3,247)	(3,039)	(12,563)	(3,048)
Foreign currency (loss) gain	(43)	2,378	(1,267)	1,549
Total other expense	(3,290)	(661)	(13,830)	(1,499)
Loss before income taxes	(19,698)	(6,777)	(136,429)	(55,422)
Income tax benefit	7,864	—	7,864	—
Net loss	(11,834)	(6,777)	(128,565)	(55,422)
Net loss attributable to common stockholders	$(11,834)	$(6,777)	$(128,565)	$(55,422)
Net loss per share attributable to common stockholders, basic and diluted	$(0.35)	$(0.24)	$(3.99)	$(2.04)
Weighted-average common shares outstanding, basic and diluted	33,393	27,705	32,202	27,213

CARDLYTICS, INC.
STOCK-BASED COMPENSATION EXPENSE
(Amounts in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Delivery costs	$482	$283	$1,865	$1,181
Sales and marketing expense	3,852	2,230	13,780	9,857
Research and development expense	3,197	1,200	10,328	4,713
General and administration expense	5,318	3,871	24,291	16,645
Total stock-based compensation expense	$12,849	$7,584	$50,264	$32,396

CARDLYTICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

	Year Ended December 31,
	2021	2020
Operating activities
Net loss	$(128,565)	$(55,422)
Adjustments to reconcile net loss to net cash used in operating activities:
Credit loss expense	1,702	1,196
Depreciation and amortization	29,871	7,826
Amortization of financing costs charged to interest expense	968	312
Accretion of debt discount and non-cash interest expense	9,513	2,486
Amortization of right-of-use assets	5,783	3,766
Stock-based compensation expense	50,264	32,396
Change in fair value of contingent consideration	1,374	—
Other non-cash expense (income), net	1,343	(1,003)
Deferred implementation costs	3,785	4,598
Income tax benefit	(7,864)	—
Change in operating assets and liabilities:
Accounts receivable	(27,936)	(2,396)
Prepaid expenses and other assets	(1,466)	(65)
Accounts payable	1,260	16
Other accrued expenses	(905)	(1,238)
Partner Share liability	9,139	(4,499)
Customer Incentive liability	13,211	4,429
Net cash used in operating activities	(38,523)	(7,598)
Investing activities
Acquisition of property and equipment	(3,108)	(5,408)
Acquisition of patents	(133)	(76)
Capitalized software development costs	(9,323)	(4,633)
Business acquisitions, net of cash acquired	(494,131)	—
Net cash used in investing activities	(506,695)	(10,117)
Financing activities
Principal payments of debt	—	(23)
Proceeds from issuance of convertible senior notes, net of issuance costs paid of $6,900	—	223,100
Purchase of capped calls related to convertible senior notes	—	(26,450)
Proceeds from issuance of common stock	486,388	10,185
Deferred equity issuance costs	(190)	—
Debt issuance costs	(200)	(382)
Net cash received from financing activities	485,998	206,430
Effect of exchange rates on cash, cash equivalents and restricted cash	(567)	47
Net (decrease) increase in cash, cash equivalents and restricted cash	(59,787)	188,762
Cash, cash equivalents, and restricted cash — Beginning of period	293,349	104,587
Cash, cash equivalents, and restricted cash — End of period	$233,562	$293,349

CARDLYTICS, INC.
SUMMARY OF GAAP AND NON-GAAP RESULTS
(Dollars in thousands)

	Three Months Ended December 31,		Change		Year Ended December 31,		Change
	2021	2020	$	%	2021	2020	$	%
Billings(1)	$133,973	$93,965	$40,008	43%	$394,075	$263,355	$130,720	50%
Consumer Incentives	43,924	26,883	17,041	63	126,959	76,463	50,496	66
Revenue	90,049	67,082	22,967	34	267,116	186,892	80,224	43
Adjusted Partner Share and other third-party costs(1)	46,017	37,430	8,587	23	137,488	104,710	32,778	31
Adjusted contribution(1)	44,032	29,652	14,380	48	129,628	82,182	47,446	58
Delivery costs	6,427	3,907	2,520	64	22,503	14,310	8,193	57
Deferred implementation costs	1,442	958	484	51	3,785	4,598	(813)	(18)
Gross profit	$36,163	$24,787	$11,376	46%	$103,340	$63,274	$40,066	63%
Net loss	$(11,834)	$(6,777)	$(5,057)	75%	$(128,565)	$(55,422)	$(73,143)	132%
Adjusted EBITDA(1)	$2,560	$4,491	$(1,931)	(43)%	$(12,220)	$(7,780)	$(4,440)	57%
(1)Billings, adjusted Partner Share and other third-party costs, adjusted contribution and adjusted EBITDA are non-GAAP measures. Reconciliations of these non-GAAP measures to the most comparable GAAP measures are presented below under the headings "Reconciliation of GAAP Revenue to Billings", "Reconciliation of GAAP Gross Profit to Adjusted Contribution" and "Reconciliation of GAAP Net Loss to Adjusted EBITDA."

CARDLYTICS, INC.
RECONCILIATION OF GAAP REVENUE TO BILLINGS
(Amounts in thousands)

	Three Months Ended December 31, 2021			Three Months Ended December 31, 2020
	Cardlytics Platform	Bridg Platform	Consolidated	Cardlytics Platform	Bridg Platform	Consolidated
Revenue	$86,686	$3,363	$90,049	$67,082	$—	$67,082
Plus:
Consumer Incentives	43,924	—	43,924	26,883	—	26,883
Billings	$130,610	$3,363	$133,973	$93,965	$—	$93,965

	Year Ended December 31, 2021			Year Ended December 31, 2020
	Cardlytics Platform	Bridg Platform	Consolidated	Cardlytics Platform	Bridg Platform	Consolidated
Revenue	$258,754	$8,362	$267,116	$186,892	$—	$186,892
Plus:
Consumer Incentives	126,959	—	126,959	76,463	—	76,463
Billings	$385,713	$8,362	$394,075	$263,355	$—	$263,355

CARDLYTICS, INC.
RECONCILIATION OF GAAP GROSS PROFIT TO ADJUSTED CONTRIBUTION
(Amounts in thousands)

	Three Months Ended December 31, 2021			Three Months Ended December 31, 2020
	Cardlytics Platform	Bridg Platform	Consolidated	Cardlytics Platform	Bridg Platform	Consolidated
Revenue	$86,686	$3,363	$90,049	$67,082	$—	$67,082
Minus:
Partner Share and other third-party costs	47,274	185	47,459	38,388	—	38,388
Delivery costs(1)	4,618	1,809	6,427	3,907	—	3,907
Gross profit	34,794	1,369	36,163	24,787	—	24,787
Plus:
Delivery costs(1)	4,618	1,809	6,427	3,907	—	3,907
Deferred implementation costs(2)	1,442	—	1,442	958	—	958
Adjusted contribution	$40,854	$3,178	$44,032	$29,652	$—	$29,652
(1)Stock-based compensation expense recognized in consolidated delivery costs totaled $0.5 million and $0.3 million for the three months ended December 31, 2021 and 2020, respectively.
(2)Deferred implementation costs is excluded from adjusted Partner Share and other third-party costs as follows (in thousands):

	Three Months Ended December 31, 2021			Three Months Ended December 31, 2020
	Cardlytics Platform	Bridg Platform	Consolidated	Cardlytics Platform	Bridg Platform	Consolidated
Partner Share and other third-party costs	$47,274	$185	$47,459	$38,388	$—	$38,388
Minus:
Deferred implementation costs	1,442	—	1,442	958	—	958
Adjusted Partner Share and other third-party costs	$45,832	$185	$46,017	$37,430	$—	$37,430

CARDLYTICS, INC.
RECONCILIATION OF GAAP GROSS PROFIT TO ADJUSTED CONTRIBUTION
(Amounts in thousands)

	Year Ended December 31, 2021			Year Ended December 31, 2020
	Cardlytics Platform	Bridg Platform	Consolidated	Cardlytics Platform	Bridg Platform	Consolidated
Revenue	$258,754	$8,362	$267,116	$186,892	$—	$186,892
Minus:
Partner Share and other third-party costs	140,864	409	141,273	109,308	—	109,308
Delivery costs(1)	18,111	4,392	22,503	14,310	—	14,310
Gross profit	99,779	3,561	103,340	63,274	—	63,274
Plus:
Delivery costs(1)	18,111	4,392	22,503	14,310	—	14,310
Deferred implementation costs(2)	3,785	—	3,785	4,598	—	4,598
Adjusted contribution	$121,675	$7,953	$129,628	$82,182	$—	$82,182
(1)Stock-based compensation expense recognized in consolidated delivery costs totaled $1.9 million and $1.2 million for the twelve months ended December 31, 2021 and 2020, respectively.
(2)Deferred implementation costs is excluded from adjusted Partner Share and other third-party costs as follows (in thousands):

	Year Ended December 31, 2021			Year Ended December 31, 2020
	Cardlytics Platform	Bridg Platform	Consolidated	Cardlytics Platform	Bridg Platform	Consolidated
Partner Share and other third-party costs	$140,864	$409	$141,273	$109,308	$—	$109,308
Minus:
Deferred implementation costs	3,785	—	3,785	4,598	—	4,598
Adjusted Partner Share and other third-party costs	$137,079	$409	$137,488	$104,710	$—	$104,710

CARDLYTICS, INC.
RECONCILIATION OF GAAP NET LOSS TO ADJUSTED EBITDA
(Amounts in thousands)

	Three Months Ended December 31, 2021			Three Months Ended December 31, 2020
	Cardlytics Platform	Bridg Platform	Consolidated	Cardlytics Platform	Bridg Platform	Consolidated
Net loss	$(11,758)	$(76)	$(11,834)	$(6,777)	$—	$(6,777)
Plus:
Income tax benefit	(2,302)	(5,562)	(7,864)	—	—	—
Interest expense, net	3,247	—	3,247	3,039	—	3,039
Depreciation and amortization expense	6,774	2,824	9,598	2,017	—	2,017
Stock-based compensation expense	11,168	1,681	12,849	7,584	—	7,584
Foreign currency loss (gain)	43	—	43	(2,377)	—	(2,377)
Deferred implementation costs	1,442	—	1,442	958	—	958
Restructuring costs	—	—	—	47	—	47
Acquisition and integration costs	1,616	(170)	1,446	—	—	—
Change in fair value of contingent consideration	(6,367)	—	(6,367)	—	—	—
Adjusted EBITDA	$3,863	$(1,303)	$2,560	$4,491	$—	$4,491

	Year Ended December 31, 2021			Year Ended December 31, 2020
	Cardlytics Platform	Bridg Platform	Consolidated	Cardlytics Platform	Bridg Platform	Consolidated
Net loss	$(121,455)	$(7,110)	$(128,565)	$(55,422)	$—	$(55,422)
Plus:
Income tax benefit	(2,302)	(5,562)	(7,864)	—	—	—
Interest expense, net	12,563	—	12,563	3,048	—	3,048
Depreciation and amortization expense	22,485	7,386	29,871	7,826	—	7,826
Stock-based compensation expense	47,222	3,042	50,264	32,396	—	32,396
Foreign currency loss (gain)	1,267	—	1,267	(1,549)	—	(1,549)
Deferred implementation costs	3,785	—	3,785	4,598	—	4,598
Restructuring costs	713	—	713	1,323	—	1,323
Acquisition and integration costs	24,380	(8)	24,372	—	—	—
Change in fair value of contingent consideration	1,374	—	1,374	—	—	—
Adjusted EBITDA	$(9,968)	$(2,252)	$(12,220)	$(7,780)	$—	$(7,780)

CARDLYTICS, INC.
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET LOSS AND NON-GAAP NET LOSS PER SHARE
(Amounts in thousands except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net loss	$(11,834)	$(6,777)	$(128,565)	$(55,422)
Plus:
Stock-based compensation expense	12,849	7,584	50,264	32,396
Foreign currency loss (gain)	43	(2,377)	1,267	(1,549)
Acquisition and integration costs	1,446	—	24,372	—
Amortization of acquired intangibles	6,703	—	19,712	—
Change in fair value of contingent consideration	(6,367)	—	1,374	—
Restructuring costs	—	47	713	1,323
Income tax benefit	$(7,864)	$—	$(7,864)	$—
Non-GAAP net loss	$(5,024)	$(1,523)	$(38,727)	$(23,252)
Weighted-average number of shares of common stock used in computing non-GAAP net loss per share:
Non-GAAP weighted-average common shares outstanding, diluted	33,393	27,705	32,202	27,231
Non-GAAP net loss per share attributable to common stockholders, diluted	$(0.15)	$(0.05)	$(1.20)	$(0.85)

Contacts:
Public Relations:
Angie Amberg
Cardlytics, Inc.
aamberg@cardlytics.com

Investor Relations:
Robert Robinson
Corporate Development & IR
ir@cardlytics.com